EXHIBIT 10.1

DEBT CONSOLIDATION AGREEMENT

This Debt Consolidation Agreement (the “Agreement”) is dated as of April 1st, 2024 (the “Effective Date”) by and between Hawkeye Systems, Inc., a Delaware corporation (“Hawkeye”) and Steve Hall, an individual residing in the State of Georgia (“Hall”).

RECITALS

Whereas, on February 19, 2021, Hall, who is a stockholder of Hawkeye, made a noninterest bearing loan to finance the purchase of inventory to Hawkeye in the aggregate amount of $1,000,000. Later in June of 2021, Hawkeye cancelled the inventory purchase and returned $500,000 to Hall, retaining $500,000 to finance potential future inventory purchases and to cover operating expenses (the “Inventory Financing Note”).

Whereas, on October 1, 2021, Hawkeye executed and delivered to Hall an Amended and Restated Promissory Note, to consolidate the terms under which Hall had provided funds to Hawkeye up until that date (the “Amended and Restated Note”). The Amended and Restated Note is convertible into shares of common stock of Hawkeye at a conversion price of $0.02 per share.

Whereas, the Amended and Restated Note, included the extension of a line of credit for $1,000,000 (the “Line of Credit”). The Amended and Restated Note and the Line of Credit originally matured on October 1, 2022, and accrued interest at 12 per annum if repaid within 90 days of their maturity date and 20% per annum if repaid after their maturity date. The original maturity date of the Amended and Restated Note and the Line of Credit were extended to October 1, 2023.

Whereas, on March 29, 2023, Hall made a $1,000,000 loan to Hawkeye which bears interest at 12% per annum (the “Follow-on Investment Loan”), the purpose of this loan was to provide Hawkeye with a funding source to make a follow-on investment in CNTNR USA, Inc., a Delaware corporation (“CNTNR”). On May 31, 2023 (or upon the closing of a debt financing), Hawkeye would repay the outstanding principal balance of this loan to Hall, and transfer to him 90% of the shares of CNTNR, issued by CNTNR to Hawkeye pursuant to Hawkeye’s investment in CNTNR, plus 90% of the warrants issued by CNTNR to Hawkeye pursuant to the terms of Hawkeye’s investment in CNTNR.

Whereas, on January 30, 2023, Hall and Hawkeye entered into a fixed fee consulting agreement, whereby Hawkeye would pay Hall a fixed fee of $250,000 for consulting services (the “Consulting Fee”).

Whereas, between September 2021 to September 2022, Hawkeye accepted deposits in the total amount of $33,218 from Central National Gottesman, Inc., on a sale of face masks on behalf of Hall. As of the Effective Date, none of the deposits have been transferred to Hall, and Hawkeye owes Hall $33,218 (the “Face Mask Deposits”).

Whereas, the total amount due to Hall as of March 31, 2024, in connection with the Inventory Financing Note, the Amended and Restated Note, the Line of Credit, the Follow-on Investment Loan, the Consulting Fee, and the Face Mask Deposits (together, the “Loans”) was $2,825,250 (the “Hall Indebtedness”).

Whereas, as of the Effective Date the Loans have accrued interests totaling $698,710.44.

Whereas, on February 27, 2023, Hawkeye lent $1,000,000 to CNTNR USA, Inc., a Delaware corporation (“CNTNR”). The loan to CNTNR accrued interest at 12 per annum and its maturity date was September 30, 2023, or the closing of a material debt or equity financing (the “CNTNR Debt”). Upon maturity of the CNTNR Debt, CNTNR will pay Hawkeye all outstanding principal and interest, and issue Hawkeye 10% of the issued and outstanding shares of CNTNR (equivalent to 6,170,879 shares). The maturity date of the CNTNR Debt was informally extended by the parties to January 31, 2024. The CNTNR Debt was documented by the execution and delivery of a Restated Promissory Note, dated April 6, 2023 (the “Restated Promissory Note”). As of March 31, 2024, the principal amount of the CNTNR Debt was $1,563,000 and interest accrued in the amount of $190,247.34.

Whereas, Hawkeye has requested Hall to forbear from demanding payment of the Hall Indebtedness at this time and to consolidate the Hall Indebtedness, after subtracting the CNTNR Debt therefrom, which will be assigned by Hawkeye to and assumed by Hall, into one Consolidated Promissory Note in the amount of $1,770,713.10 which will be due and payable on December 31, 2025 and bear interest at the rate of 12% per annum.

Whereas, Hall is willing to forebear seeking immediate repayment of the Hall Indebtedness, to assume the CNTNR Debt, and to consolidate the monies due to him from the Loans, accrued interest and the related expenses into one Consolidated Promissory Note in the original principal amount of $1,770,713.10 which will be due and payable on December 31, 2025 and bear interest at the rate of 12% per annum.

Whereas, the parties desire to memorialize their loan agreements and mutually agree that after the Effective Date the Loans, after consolidation, shall be subject to the following terms and conditions.

Now, therefore, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties agreed as follows:

1.	The above Recitals are true and correct and are incorporated herein by reference as an integral part of this Agreement.

2.	The principal and accrued interest of the Loans, minus the CNTNR Debt, and related expenses are consolidated and combined into one set of rights and obligations in the original principal amount of $1,770,713.10.

3.	Hawkeye shall execute and deliver to Hall the Consolidated Promissory Note, a copy of which is “Exhibit A” hereto.

4.	Hawkeye and Hall shall execute and deliver the Assignment and Assumption Agreement, a copy of which is attached as “Exhibit B” hereto.

5.	Hall agrees that there are no rights of set-off, counterclaim or any defenses to the obligations of Loans, the Consolidated Note or Assignment and Assumption Agreement.

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6.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

7.	This Agreement and the instruments referred to in this Agreement may only be modified by a written agreement signed by the parties with the same formalities as this Agreement was signed.

8.

Neither this Agreement nor the obligations of Hawkeye under this Agreement or the instruments referred to in this Agreement may be assigned without the written consent of the other parties and any such allowed assignment shall not release any party from its liability under the Agreement except by a written agreement signed with the same formalities as this Agreement.

9.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

In witness whereof the Parties have executed and delivered the Agreement as of the Effective Date.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

By	/s/ Christopher Mulgrew
Name:	Christopher Mulgrew
Title:	CFO
Address:
Email: chris@hawkeyesystemsinc.com

Accepted and agreed to by Steve Hall:

By	/s/ Steve Hall
Address:
Email: shall@landmark24homes.com

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EXHIBIT A

CONSOLIDATED PROMISSORY NOTE

$1,770,713.10

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Hawkeye Systems, Inc. (the “Maker”), hereby unconditionally promises to pay to the order of Steve Hall or his assigns (the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of $1,770,713.10 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Note”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to 12% per year.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Savannah, Georgia are authorized or required by law to close.

“Default” means any of the events specified in Section 6 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 6.

“Governmental Authority” means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) December 31, 2025, and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

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“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

2. Final Payment Date; Optional Prepayments.

a. Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date unless otherwise provided in Section 7.

b. Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3. Interest.

a. Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

b. Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made and shall not accrue on the Loan on the day on which it is paid.

c. Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Maker under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4. Payment Mechanics.

a. Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

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b. Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

c. Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5. Representations and Warranties. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

a. Existence. The Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

b. Power and Authority. The Maker has the requisite power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

c. Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note.

d. No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

e. No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Maker or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Maker may be bound.

f. Enforceability. The Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

a. Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for 5 days after written notice to the Maker.

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b. Breach of Representations and Warranties. Any representation or warranty made by the Maker to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.

c. Bankruptcy.

i. The Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

ii. There is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 6.(c)i. which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 60 days;

iii. There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

iv. the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6(c)i., Section 6(c)ii., or Section 6(c)iii; or

v. The Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

d. Judgments. A judgment or decree is entered against the Maker and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof.

7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under the Note, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under applicable law; provided, however that, if an Event of Default described in Section 6(b) shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

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8. Miscellaneous.

a. Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing. Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

b. Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby, including the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder’s rights hereunder.

c. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby, shall be governed by the laws of the State of Delaware, without regard to any conflict of law provisions thereof.

d. Submission to Jurisdiction. The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of Delaware and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 8(d) shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

e. Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 8(d) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

f. Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

g. Integration. This Note, the Debt Consolidation Agreement and the Assignment and Assumption Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

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h. Successors and Assigns. This Note may be assigned, transferred, or negotiated by the Noteholder to any Person, at any time, without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties and their permitted assigns.

i. Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

j. Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

k. Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

l. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

m. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the Maker has executed this Note as of April 1st 2024.

Hawkeye Systems, Inc.

By	/s/ Christopher Mulgrew
Name:	Christopher Mulgrew
Title:	CFO
Address:
Email: chris@hawkeyesystemsinc.com

Accepted and agreed to by Steve Hall:

By	/s/ Steve Hall
Address:
Email: shall@landmark24homes.com

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), effective as of April 1st, 2024 (the “Effective Date”), is by and between Hawkeye Systems, Inc., (“Assignor”), and Steve Hall, an individual residing in the State of [--] (“Assignee”).

WHEREAS, Assignor and Assignee have entered into a certain Debt Consolidation Agreement, dated as of even date herewith (the “Debt Consolidation”), pursuant to which, among other things, Assignor has agreed to assign all of its rights, title and interests in, and Assignee has agreed to assume all of Assignor’s duties and obligations under, the Restated Promissory Note (as defined in the Debt Consolidation).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2. Assignment and Assumption. Assignor hereby sells, assigns, grants, conveys and transfers to Assignee all of Assignor’s right, title and interest in and to the Restated Promissory Note. Assignee hereby accepts such assignment and assumes all of Assignor’s rights, duties and obligations under the Restated Promissory Note and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the Restated Promissory Note accruing on and after the Effective Date. As of the Effective Date, Assignor has advanced $1,563,000 to CNTNR under the Restated Promissory Note, accrued interest under the Restated Promissory Note amounts to $190,247.34, totaling $1,753,247.34.

3. Terms of the Debt Consolidation. The terms of the Debt Consolidation, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Restated Promissory Note are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Debt Consolidation shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Debt Consolidation and the terms hereof, the terms of the Debt Consolidation shall govern.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

By	/s/ Christopher Mulgrew
Name:	Christopher Mulgrew
Title:	CFO
Address:
Email: chris@hawkeyesystemsinc.com

Accepted and agreed to by Steve Hall:

By	/s/ Steve Hall
Address:
Email: shall@landmark24homes.com

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